Exhibit 10.3

AMENDMENT NO. 2

TO

THE OPERATING AGREEMENT

OF

LAZARD GROUP LLC

This AMENDMENT NO. 2 (this “Amendment”) to the Operating Agreement of Lazard Group LLC, a Delaware limited liability company, dated as of May 10, 2005, as amended by Amendment No. 1 dated as of December 19, 2005 (such agreement, as so amended, the “Operating Agreement”), is entered into as of May 7, 2008.

WHEREAS, the Lazard Board (such term and all other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Operating Agreement), each Managing Member, the Lazard Ltd Board and the Lazard Ltd Nominating Committee desire to amend the Operating Agreement as set forth in this Amendment.

NOW, THEREFORE, it is hereby agreed as follows:

1. AMENDMENTS.

(a) Section 1.01 of the Operating Agreement is hereby amended by (i) deleting the definition of “Lazard Ltd Nominating Committee” and (ii) inserting the following in place thereof:

““Lazard Ltd Nominating Committee” means the Nominating and Governance Committee of the Lazard Ltd Board.”

(b) Section 3.02(d) of the Operating Agreement is hereby amended by (i) deleting the last sentence in its entirety and (ii) inserting the following in place thereof:

“Notwithstanding anything to the contrary set forth herein, notice of any meeting of the Lazard Board to resolve or act upon anything relating to (1) the removal of, or any request for the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (2) any revocation, reduction or limitation of the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer shall in each case be deemed adequately delivered only if given to each of the Directors and, if such person is not a Director, the Chairman of the Board or Chief Executive Officer, as applicable, in each case in accordance with this Section 3.02(d) reasonably in advance of such meeting (which shall, in any event, not require more than five (5) days notice) (it being understood that, absent waiver by the Chief Executive Officer in writing, the failure to provide adequate notice in accordance with this sentence shall invalidate any action or resolution of the Lazard Board to remove, or to request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer taken at such meeting).”

(c) Section 3.02(f) of the Operating Agreement is hereby amended by (i) deleting the proviso and (ii) inserting the following in place thereof:

“provided, however, that, notwithstanding anything herein to the contrary, any action or resolution of the Lazard Board (i) to remove, or to request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (ii) to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer shall in each case require (1) the approval of the Board of Directors of Lazard Ltd (the “Lazard Ltd Board”) in accordance with Article 24 of the Lazard Ltd Bye-Laws and (2) after the approval set forth in clause (1) of this proviso has been so obtained, the affirmative vote of a majority of the Directors then in office, to be an act of the Lazard Board.”

2. BINDING EFFECT.  This Amendment shall be binding upon, and shall inure to the benefit of, all parties to the Operating Agreement and their respective successors and assigns.

3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4. INVALIDITY OF PROVISIONS.  If any provision of this Amendment is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Amendment shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives, and the validity or enforceability of any other provision hereof shall not be affected thereby.

5. AGREEMENT IN EFFECT; EFFECTIVENESS. Except as hereby amended, the Operating Agreement shall remain in full force and effect.  This Amendment shall be effective as of the date first written above.

6. GOVERNING LAW. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned, acting pursuant to the power of attorney provided for by Section 10.10 of the Operating Agreement and the resolutions of (i) the Lazard Board adopted on February 26, 2008, (ii) each Managing Member adopted on May 5, 2008, (iii) the Lazard Ltd Nominating Committee adopted on February 26, 2008 and (iv) the Lazard Ltd Board adopted on February 26, 2008, has duly executed this Amendment on behalf of all Members as of the date first written above.

by
/s/ Scott D. Hoffman
Name: Scott D. Hoffman
Title: General Counsel